UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2022

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2022, the Board of Directors of Stanley Black & Decker, Inc. (the “Company”) appointed Donald Allan, Jr., 58, currently President and Chief Financial Officer, its next Chief Executive Officer, effective July 1, 2022. He will succeed James M. Loree, who has served as Chief Executive Officer since 2016. Mr. Loree also will resign from the Board of Directors of the Company, effective July 1, 2022. Upon assuming his new role, Mr. Allan will join the Board of Directors and retain his title as President. On May 31, 2022, the Board also appointed Corbin Walburger, 51, currently Vice President of Corporate Business Development, to serve as Interim Chief Financial Officer, effective July 1, 2022. The Company has engaged Heidrick & Struggles to assist with the search for a permanent Chief Financial Officer.

Mr. Allan joined the company in 1999, was named Chief Financial Officer in 2008 and elevated to the dual role of President and Chief Financial Officer in 2021. The selection of Mr. Allan to serve as Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Allan and any director or executive officer of the Company, and there are no transactions between Mr. Allan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Walburger joined the Company in 2008 and has served as Vice President of Corporate Business Development since that time. The selection of Mr. Walburger to serve as Interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Walburger and any director or executive officer of the Company, and there are no transactions between Mr. Walburger and the Company that would be required to be reported under Item 404(a) of Regulation S-K. In connection with Mr. Walburger’s appointment as Interim Chief Financial Officer, the Board approved a one-time long-term incentive grant to Mr. Walburger with an aggregate grant date value (determined for financial reporting purposes) of $1.0 million. He will also receive a monthly cash stipend of $72,500 (in addition to his current base salary), to be paid each month while he serves as Interim Chief Financial Officer.

Allan Letter Agreement. In connection with his appointment as Chief Executive Officer, the Company and Mr. Allan entered into a Letter Agreement, dated May 31, 2022 (the “Allan Letter Agreement”). Under the Allan Letter Agreement, Mr. Allan will be employed as the Company’s Chief Executive Officer on an “at will” basis. Mr. Allan will continue to serve as President of the Company, and he will become a member of the Board. Under the Allan Letter Agreement, Mr. Allan will receive, without limitation, the following compensation and benefits:

•	an annual base salary of $1.25 million;

•

an annual cash bonus under the Company’s Management Incentive Compensation Plan or a successor thereto (“MICP”), with a target bonus opportunity for the Company’s 2022 fiscal year equal to 150% of the approved weighted average payout percentage based on all metrics specified in the 2022 MICP, multiplied by his earned base salary in fiscal year 2022, and for subsequent fiscal years as determined by the Board;

•	a one-time promotion long-term incentive grant with an aggregate grant date value (as determined for financial reporting purposes) of $3.6 million;

•

annual grants of equity awards in forms and amounts to be determined annually by the Board, with a grant in December 2022 of awards under the Company’s 2022 Omnibus Award Plan or a successor thereto that result in a total fiscal year 2022 grant date value (determined for financial reporting purposes) of $6.75 million, and with respect to fiscal year 2023 a target long-term incentive award of no less than $9.25 million; and

•	employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time.

The Allan Letter Agreement has a term of two years, unless the Company and Mr. Allan mutually agree to extend it for a longer term. In the event that Mr. Allan’s employment is terminated by the Company before the expiration of the initial term without Cause (defined in the Allan Letter Agreement to include willful and continued failure to substantially perform his duties) or by Mr. Allan for Good Reason (defined in the Allan Letter Agreement to include a material adverse alteration by the Company of the nature or status of Mr. Allan’s responsibilities or Mr. Allan’s removal from the Board), Mr. Allan will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain restrictive covenants (including a two-year post-termination non-competition covenant, employee non-solicitation covenant and customer non-solicitation covenant, as well as a confidentiality covenant of indefinite duration) which will be applicable regardless of the reason for Mr. Allan’s termination of employment. Such severance payments and benefits will consist of (i) a lump sum cash severance payment equal to two (or, if such termination occurs after June 30, 2023 and before the expiration of the initial term, one) multiplied by the sum of base salary at termination and target annual cash bonus for the year of termination, and (ii) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans after termination of employment until Mr. Allan reaches age 65.

The above description of the Allan Letter Agreement is a summary and is qualified in its entirety by reference to the Allan Letter Agreement as filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Loree Letter Agreement. Mr. Loree’s separation from service with the Company is considered a termination “other than for Cause” under the Letter Agreement, dated July 21, 2016, between the Company and Mr. Loree (the “Loree Letter Agreement”), and thus Mr. Loree will be eligible to receive certain severance payments and benefits as described in the Loree Letter Agreement, contingent upon his execution of a waiver and release of claims against the Company.

Item 7.01	Regulation FD Disclosure.

On June 1, 2022, the Company issued a press release announcing the above changes to its management team. The press release also reaffirmed the Company’s financial outlook for full year 2022. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections or guidance of earnings and revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2021 Annual Report on Form 10-K and its subsequently filed Quarterly Report on Form 10-Q, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this Form 8-K speak only as of the date hereof. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated May 31, 2022, between Stanley Black & Decker, Inc. and Donald Allan, Jr.

99.1	Press release dated June 1, 2022, issued by Stanley Black & Decker, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

Date: June 1, 2022	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary